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                                                                   EXHIBIT 2.2.6

                SIXTH AMENDMENT TO AGREEMENT TO PURCHASE AND SELL


     THIS SIXTH AMENDMENT TO AGREEMENT TO PURCHASE AND SELL (this "Amendment") is made as of the 31st day of December 1994, by and between the City of Santa Fe, New Mexico ("Purchaser"), and Public Service Company of New Mexico ("Seller"). Unless otherwise defined herein, any term with its initial letter capitalized shall have the meaning ascribed to it in that certain Agreement to Purchase and Sell (the "Agreement"), dated February 28, 1994, by and between Purchaser and Seller, as amended by that certain First Amendment to Agreement to Purchase and Sell (the "First Amendment"), dated April 29, 1994, that certain Second Amendment to Agreement to Purchase and Sell (the "Second Amendment"), dated June 29, 1994, that certain Third Amendment to Agreement to Purchase and Sell (the "Third Amendment"), dated June 30, 1994, that certain Fourth Amendment to Agreement to Purchase and Sell (the "Fourth Amendment"), dated August 30, 1994, and that certain Fifth Amendment to Agreement to Purchase and Sell (the "Fifth Amendment"), dated October 31, 1994. All references to the Agreement shall be as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment.

                                    RECITALS

     WHEREAS, Purchaser and Seller executed the First Amendment, Third Amendment, Fourth Amendment and Fifth Amendment to, among other things, extend the time for performance or exercise of certain of Seller's and Purchaser's rights under the Agreement; and

     WHEREAS, Purchaser and Seller desire to extend further the time for performance or exercise of certain of those rights by further amending the Agreement, as amended, all on the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

          1. Purchaser and Seller hereby amend Section 7.4.2 of the Agreement to provide that (i) the Inspection Deadline is hereby extended to February 28, 1995, (ii) Purchaser's right to terminate the Agreement pursuant to Section
7.4.2 shall expire if not exercised on or before February 28, 1995, (iii) if Purchaser elects not to terminate the Agreement pursuant to Section 7.4.2, Purchaser shall deliver a Waiver Notice to Seller on or before February 28, 1995, and (iv) the deadline for Purchaser to notify Seller of an Environmental Condition shall be extended until February 28, 1995.

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If Purchaser fails to deliver a Waiver Notice to Seller on or before February
28, 1995, Purchaser shall conclusively be deemed to have elected to terminate the Agreement. The effect of such a termination shall be as provided in Section
7.4.2. If Purchaser notifies Seller of an Environmental Condition on or before February 28, 1995, Purchaser and Seller shall have their respective rights to correct such matters, indemnify Purchaser, pay costs, remediate, or undertake some other alternative, in the case of Seller, or waive such matters or terminate the Agreement, in the case of Purchaser, on the time frames set forth in Section 7.5.2 of the Agreement. In the event that this Amendment is not executed on or before December 31, 1994, but is executed thereafter, the Agreement shall not be deemed to be terminated pursuant to Section 7.4.2 of the Agreement.

          2. Purchaser and Seller hereby amend Section 7.6 of the Agreement to extend the Governmental Permit Deadline to February 28, 1995; provided, however, Purchaser's right to terminate the Agreement pursuant to Section 7.6 shall terminate unless Purchaser notifies Seller, on or before February 28, 1994, that it has determined that it will be unable to obtain the transference or issuance of any Governmental Permits or Non-Transferrable Governmental Permits necessary to use the Assets as they currently are being used or to operate the Business as it currently is being operated.

          3. On or before January 15, 1995, Purchaser shall notify Seller of those Major Easements with respect to which Purchaser shall require Seller to purchase title insurance pursuant to Section 7.3 of the Agreement.

          4. Seller or Purchaser's failure to comply with the terms of this Amendment shall be a breach of that Section of the Agreement to which such failure relates and Purchaser or Seller, as the case may be, shall have all rights and remedies provided to Purchaser or Seller, as the case may be, by the Agreement for such breach. Except as expressly amended by this Amendment, the Agreement, as previously amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, is hereby ratified.


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     IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment to
Agreement to Purchase and Sell as of the date first above written.


                                        PUBLIC SERVICE COMPANY OF
                                        NEW MEXICO


                                        BY  /s/
                                          -------------------------------------


                                        Title  Vice President
                                             ----------------------------------


ATTEST:                                 CITY OF SANTA FE, NEW MEXICO


                                        BY  /s/
- ---------------------------               -------------------------------------
City Clerk

                                        Title  City Manager
                                             ----------------------------------

APPROVED AS TO FORM:


  /s/
- ---------------------------
City Attorney


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